UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
March 2, 2021
Date of Report (Date of earliest event reported)
UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPLD	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President; Resignation of co-President, Chief Operating Officer; Entry of Advisory Agreement
Effective March 2, 2021, Upland Software, Inc. (the “Company” or “Upland”), has promoted Rod Favaron to President of the Company and Timothy Mattox has resigned from his positions as co-President and Chief Operating Officer of the Company. Mr. Mattox is entering into an advisory agreement with the Company pursuant to which he will serve as a strategic advisor to the Company through December 31, 2022.
Mr. Favaron joined Upland as Co-President, Chief Commercial Officer in March 2020. He served as a member of our Board from September 2014 until March 2020. Mr. Favaron served as President and Chief Executive Officer of Spredfast, Inc., a provider of social media marketing solutions, from February 2011 until October 2018. Prior to Spredfast, Mr. Favaron served as the Chairman and Chief Executive Officer of Lombardi Software, a provider of business process management software, from June 2002 to January 2010. Mr. Favaron also serves as Chairman of the Board of Vyopta Incorporated. Mr. Favaron’s compensation arrangements with the Company will remain unchanged in connection with his transition to President of the Company.
Item 8.01 Other Events
On March 2, 2021, the Company, issued a press release announcing the February 28, 2021, acquisition of BlueVenn Group Limited, a company limited by shares organized and existing under the laws of England and Wales (“BlueVenn”), pursuant to various Share Purchase Agreements dated February 28, 2021 (“Purchase Agreement”), by and among Upland, Upland’s wholly owned subsidiary Upland Software UK Limited, a company limited by shares organized and existing under the laws of England and Wales (“Upland UK”) and the shareholders of BlueVenn. Pursuant to the Purchase Agreement Upland UK has acquired 100% of issued share capital of BlueVenn.
The purchase price paid for BlueVenn was $51.9 million in cash at closing (net of cash acquired), paid out of cash on hand, and a $2.4 million cash holdback payable in twelve months (subject to indemnification claims).
Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
99.1	Press Release of Upland Software, Inc. dated March 2, 2021
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ Kin Gill
Kin Gill SVP, General Counsel and Secretary
Date: March 2, 2021